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                                                                    Exhibit 23.3



                                    CONSENT



     The undersigned, Juan Enriquez-Cabot, has agreed to become a director of Cabot Microelectronics Corporation (the "Company") upon the effectiveness of the Company's Registration Statement on Form S-1, File No. 333-95093, as amended (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the Company's initial public offering. The undersigned hereby consents to being named as a director designee in the Registration Statement.




Dated: March 1, 2000                         /s/ Juan Enriquez-Cabot
                                             ________________________________
                                             Juan Enriquez-Cabot